Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter 2015 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Service revenue for Q1 2015, on a constant currency basis, increased at an accelerated rate sequentially by 2.9% from Q4 2014 to Q1 2015 and increased by 9.3% from Q1 2014

•                  Cogent approves a 3.1% increase of its regular quarterly dividend to $0.33 per common share to be paid on June 12, 2015 to shareholders of record on May 22, 2015

•                  Under Cogent’s return of capital program, Cogent purchased 232,000 shares of its common stock for $8.1 million during Q1 2015

•                  Cogent will pay an additional $3.9 million, or $0.09 per share with its regular quarterly dividend in order to pay a total of $12.0 million under its return of capital program for a total dividend for the second quarter of $0.42 per share

•                  EBITDA, as adjusted (by adding back net neutrality fees but excluding asset related gains), for Q1 2015 of $31.0 million — increased by 1.1% from $30.7 million for Q1 2014 and on a constant currency basis increased by 6.5% from Q1 2014 to Q1 2015

•                  Cash flows from operating activities for Q1 2015 of $18.4 million — an increase of 72.7% from $10.6 million from Q1 2014

•                  Cash and cash equivalents were $260.1 million at March 31, 2015

•                  There were 2,155 buildings on the Cogent network at the end of Q1 2015

•                  There were 47,411 customer connections on the Cogent network at the end of Q1 2015 — an increase of 13.0% from 41,947 customer connections at the end of Q1 2014 and an increase of 2.6% from 46,222 customer connections at the end of Q4 2014

[WASHINGTON, D.C. May 7, 2015] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced  service revenue of $97.2 million for the three months ended March 31, 2015, an increase of 4.6% from $92.9 million for the three months ended March 31, 2014 and an increase of 0.5% from $96.7 million for the three months ended December 31, 2014.  The impact of foreign exchange negatively impacted service revenue growth from Q1 2014 to Q1 2015 by $4.3 million and negatively impacted service revenue growth from Q4 2014 to Q1 2015 by $2.3 million.  On a constant currency basis, service revenue grew by 9.3% from Q1 2014 to Q1 2015 and grew by 2.9% from Q4 2014 to Q1 2015.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $71.2 million for the three months ended March 31, 2015; an increase of 3.1% over $69.1 million for the three months ended March 31, 2014 and a decrease of 0.1% from $71.3 million for the three months ended December 31, 2014.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $25.7 million for the three months ended March 31, 2015; an increase of 9.5% over $23.5 million for the three months ended March 31, 2014 and an increase of 2.3% over $25.1 million for the three months ended December 31, 2014.

Non-GAAP gross profit increased by 3.9% from $54.2 million for the three months ended March 31, 2014 to $56.3 million for the three months ended March 31, 2015 and increased by 0.9% from $55.9 million for the three months ended December 31, 2014. Non-GAAP gross profit margin percentage was 57.9% for the three months ended March 31, 2015, 58.3% for the three months ended March 31, 2014 and 57.7% for the three months ended December 31, 2014.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted (by adding back net neutrality fees but excluding asset related gains), increased by 1.1% from $30.7 million for the three months ended March 31, 2014 to $31.0 million for the three months ended March 31, 2015 and decreased by 3.2% from $32.0 million for the three months ended December 31, 2014.  The impact of foreign exchange negatively impacted EBITDA, as adjusted (by adding back net neutrality fees but excluding asset related gains) by $1.6 million from Q1 2014 to Q1 2015 and by $0.9 million from Q4 2014 to Q1 2015. On a constant currency basis EBITDA, as adjusted (by adding back net neutrality fees but excluding asset related gains) grew by 6.5% from Q1 2014 to Q1 2015 and decreased by 0.4% from Q4 2014 to Q1 2015.  EBITDA, as adjusted, (by adding back net neutrality fees but excluding asset related gains)  margin was 31.9% for the three months ended March 31, 2015, 33.0% for the three months ended March 31, 2014, and 33.1% for the three months ended December 31, 2014.

Basic and diluted net income (loss) per share was $(0.04) for the three months ended March 31, 2015, $0.00 for the three months ended March 31, 2014 and $(0.01) for the three months ended December 31, 2014.

Total customer connections increased by 13.0% from 41,947 as of March 31, 2014 to 47,411 as of March 31, 2015 and increased by 2.6% from 46,222 as of December 31, 2014.  On-net customer connections increased by 12.2% from 36,306 as of March 31, 2014 to 40,732 as of March 31, 2015 and increased by 2.4% from 39,786 as of December 31, 2014.  Off-net customer connections increased by 21.4% from 5,244 as of March 31, 2014 to 6,368 as of March 31, 2015 and increased by 4.8% from 6,074 as of December 31, 2014.

The number of on-net buildings increased by 131 on-net buildings from 2,024 on-net buildings as of March 31, 2014 to 2,155 on-net buildings as of March 31, 2015 and increased by 30 on-net buildings  from 2,125 on-net buildings as of December 31, 2014.

Quarterly Dividend Increase Approved

On April 16, 2015, Cogent’s board approved a regular quarterly dividend of $0.33 per common share payable on June 12, 2015 to shareholders of record on May 22, 2015. This second quarter 2015 regular dividend of $0.33 per share represents an increase of 3.1% from the first quarter 2015 regular dividend of $0.32 per share.

During the quarter ended March 31, 2015 Cogent purchased 232,000 shares of its common stock for $8.1 million at an average price per share of $34.98 under Cogent’s return of capital program.  Under Cogent’s return of capital program, Cogent plans on returning additional capital to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program is a minimum of $12.0 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  Since the amount paid for stock buybacks in the first quarter was less than $12.0 million Cogent will also pay a special dividend payment in the second quarter of 2015 under its return of capital program totaling $3.9 million or $0.09 per share.  The return of capital program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted (by including asset related gains), ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted (by including asset related gains), ratio was 2.45 at March 31, 2015 and was 2.40 at December 31, 2014.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 7, 2015 to discuss Cogent’s operating results for the first quarter of 2015 and to discuss Cogent’s expectations for full year 2015.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services.  Cogent’s facilities-based, all-optical IP network backbone provides services in 190 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$69,087	$70,409	$71,059	$71,317	$71,234
% Change from previous Qtr.	4.6%	1.9%	0.9%	0.4%	-0.1%
Off-Net revenue	$23,498	$23,859	$24,330	$25,143	$25,730
% Change from previous Qtr.	0.3%	1.5%	2.0%	3.3%	2.3%
Non-Core revenue (1)	$352	$355	$302	$289	$278
% Change from previous Qtr.	-9.5%	0.9%	-14.9%	-4.3%	-3.8%
Service revenue — total	$92,937	$94,623	$95,691	$96,749	$97,242
% Change from previous Qtr.	3.4%	1.8%	1.1%	1.1%	0.5%
Network operations expenses (2)	$38,723	$39,491	$40,293	$40,899	$40,907
% Change from previous Qtr.	1.1%	2.0%	2.0%	1.5%	0.0%
Non-GAAP gross margin (2)	$54,214	$55,132	$55,398	$55,850	$56,335
% Change from previous Qtr.	5.1%	1.7%	0.5%	0.8%	0.9%
Non-GAAP gross margin percentage (2)	58.3%	58.3%	57.9%	57.7%	57.9%
Selling, general and administrative expenses (3)	$24,392	$24,380	$24,775	$25,048	$26,708
% Change from previous Qtr.	16.5%	0.0%	1.6%	1.1%	6.6%
Depreciation and amortization expense	$17,204	$17,301	$17,431	$17,545	$17,513
% Change from previous Qtr.	3.9%	0.6%	0.8%	0.7%	-0.2%
Equity-based compensation expense	$2,006	$1,873	$2,692	$3,001	$3,141
% Change from previous Qtr.	0.0%	-6.6%	43.7%	11.5%	4.7%
Operating income	$12,907	$14,309	$13,614	$13,066	$10,487
% Change from previous Qtr.	7.0%	10.9%	-4.9%	-4.0%	-19.7%
Net income (loss)	$125	$1,208	$(184)	$(352)	$(1,585)
Basic net income (loss) per common share	$0.00	$0.03	$(0.00)	$(0.01)	$(0.04)
Diluted net income (loss) per common share	$0.00	$0.03	$(0.00)	$(0.01)	$(0.04)
Weighted average common shares — basic	46,409,735	45,897,449	45,629,079	45,229,125	45,158,250
% Change from previous Qtr.	0.2%	-1.1%	-0.6%	-0.9%	-0.2%
Weighted average common shares — diluted	46,907,360	46,294,966	45,629,079	45,229,125	45,158,250
% Change from previous Qtr.	-3.9%	-1.3%	-1.4%	-0.9%	-0.2%
EBITDA (4)	$29,822	$30,752	$30,623	$30,802	$29,627
% Change from previous Qtr.	-2.7%	3.1%	-0.4%	0.6%	-3.8%
EBITDA margin	32.1%	32.5%	32.0%	31.8%	30.5%
Gains on asset related transactions	$2,295	$2,731	$3,114	$2,810	$1,548
EBITDA, as adjusted (by including asset related gains) (4)	$32,117	$33,483	$33,737	$33,612	$31,175
% Change from previous Qtr.	1.8%	4.3%	0.8%	-0.4%	-7.3%
EBITDA margin as adjusted (by including asset related gains)	34.6%	35.4%	35.3%	34.7%	32.1%
EBITDA, as adjusted (by including asset related gains and adding back net neutrality fees) (4)	$32,989	$34,697	$35,595	$34,855	$32,580
% Change from previous Qtr.	3.2%	5.2%	2.6%	-2.1%	-6.5%
EBITDA margin as adjusted (by including asset related gains and adding back net neutrality fees)	35.5%	36.7%	37.2%	36.0%	33.5%
Fees — net neutrality	$872	$1,214	$1,858	$1,243	$1,405
EBITDA, as adjusted (by adding back net neutrality fees but excluding asset related gains) (4)	$30,694	$31,966	$32,481	$32,045	$31,032
EBITDA margin as adjusted (by adding back net neutrality fees but excluding asset related gains)	33.0%	33.8%	33.9%	33.1%	31.9%
Net cash provided by operating activities	$10,636	$28,395	$16,074	$17,941	$18,372
% Change from previous Qtr.	-63.7%	167.0%	-43.4%	11.6%	2.4%
Capital expenditures	$15,623	$15,985	$15,403	$13,023	$12,916
% Change from previous Qtr.	54.8%	2.3%	-3.6%	-15.5%	-0.8%
Principal payments on capital leases	$3,379	$4,767	$7,293	$2,769	$3,650
% Change from previous Qtr.	51.3%	41.1%	53.0%	-62.0%	31.8%
Dividends paid	$18,352	$7,882	$13,792	$14,190	$16,001
Purchases of common stock	$14,196	$17,888	$15,943	$10,555	$8,119
Customer Connections — end of period
On-Net	36,306	37,411	38,559	39,786	40,732
% Change from previous Qtr.	4.7%	3.0%	3.1%	3.2%	2.4%
Off-Net	5,244	5,486	5,694	6,074	6,368
% Change from previous Qtr.	3.1%	4.6%	3.8%	6.7%	4.8%
Non-Core (1)	397	390	377	362	311
% Change from previous Qtr.	-4.3%	-1.8%	-3.3%	-4.0%	-14.1%
Total customer connections	41,947	43,287	44,630	46,222	47,411
% Change from previous Qtr.	4.4%	3.2%	3.1%	3.6%	2.6%
On-Net Buildings — end of period
Multi-Tenant office buildings	1,400	1,424	1,440	1,466	1,488
Carrier neutral data centers	580	585	601	610	618
Cogent data centers	44	48	49	49	49
Total on-net buildings	2,024	2,057	2,090	2,125	2,155
Employees	724	760	768	776	785

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Network operations expense excludes equity-based compensation expense of $113, $114, $114, $147 and $172 in the three month periods ended March 31, 2014 through March 31, 2015, respectively.  Non-GAAP gross margin represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense).

(3)         Excludes equity-based compensation expense of $1,893, $1,759, $2,578, $2,854 and $2,969 in the three month periods ended March 31, 2014 through March 31, 2015, respectively.

(4)         See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures below.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA, as adjusted (by including asset related gains), represents EBITDA plus net gains (losses) on asset related transactions. EBITDA as adjusted (by adding back net neutrality fees) represents EBITDA and adding back legal and economic analysis fees the Company has spent in an effort to support net neutrality.  EBITDA as adjusted (by including asset related gains and adding back net neutrality fees) represents EBITDA, plus net gains (losses) on asset related transactions  and also adding back legal and economic analysis fees the Company has spent in an effort to support net neutrality.

The Company believes EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

EBITDA, and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Q1 2015

Net cash flows provided by operating activities	$10,636	$28,395	$16,074	$17,941	$18,372
Changes in operating assets and liabilities	9,048	(10,061)	1,563	402	(159)
Cash interest expense and income tax expense	10,138	12,418	12,986	12,459	11,414
EBITDA	$29,822	$30,752	$30,623	$30,802	$29,627
PLUS: Gains on asset related transactions	2,295	2,731	3,114	2,810	1,548
EBITDA, as adjusted (by including asset related gains)	$32,117	$33,483	$33,737	$33,612	$31,175
EBITDA	$29,822	$30,752	$30,623	$30,802	$29,627
PLUS: net neutrality fees	$872	$1,214	$1,858	$1,243	$1,405
EBITDA, as adjusted (by adding back net neutrality fees but excluding asset related gains)	$30,694	$31,966	$32,481	$32,045	$31,032
EBITDA, as adjusted (by including asset related gains)	$32,117	$33,483	$33,737	$33,612	$31,175
PLUS: net neutrality fees	$872	$1,214	$1,858	$1,243	$1,405
EBITDA, as adjusted (by including asset related gains and adding back net neutrality fees)	$32,989	$34,697	$35,595	$34,855	$32,580

Impact of foreign currencies (“constant currency” impact) on change in sequential quarterly service revenue

($ in 000’s) — unaudited	Q1 2015
Service revenue, as reported — Q1 2015	$97,242
Impact of foreign currencies on service revenue	2,287
Service revenue - Q1 2015, as adjusted (1)	$99,529
Service revenue, as reported — Q4 2014	$96,749
Constant currency increase from Q4 2014 to Q1 2015 - (Service revenue, as adjusted for Q1 2015 less service revenue, as reported for Q4 2014)	$2,780
Percent increase (Constant currency increase from Q4 2014 to Q1 2015 divided by service revenue, as reported for Q4 2014)	2.9%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended March 31, 2015 at the average foreign currency exchange rates for the three months ended December 31, 2014. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on change in prior year quarterly service revenue

($ in 000’s) — unaudited	Q1 2015
Service revenue, as reported — Q1 2015	$97,242
Impact of foreign currencies on service revenue	4,321
Service revenue - Q1 2015, as adjusted (2)	$101,563
Service revenue, as reported — Q1 2014	$92,937
Constant currency increase from Q1 2014 to Q1 2015 - (Service revenue, as adjusted for Q1 2015 less service revenue, as reported for Q1 2014)	$8,626
Percent increase (Constant currency increase from Q1 2014 to Q1 2015 divided by service revenue, as reported for Q1 2014)	9.3%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended March 31, 2015 at the average foreign currency exchange rates for the three months ended March 31, 2014. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Net debt to trailing 12 months EBITDA, as adjusted (by including asset related gains), ratio

Under Cogent’s return of capital program Cogent plans on returning an additional at least $12.0 million to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program was at least $12.0 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted (by including asset gains), ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted (by including asset related gains) ratio was 2.40 at December 31, 2014 and 2.45 at March 31, 2015 as shown below.

($ in 000’s) — unaudited	As of December 31, 2014	As of March 31, 2015
Cash and cash equivalents	$287,790	$260,050
Debt
Capital leases — current portion	14,594	13,286
Capital leases — long term	151,944	118,684
Senior unsecured notes	200,000	200,000
Senior secured notes — par value	240,000	—
Senior secured notes — par value	—	250,000
Note payable	—	1,704
Total debt	606,538	583,674
Total net debt	318,748	323,624
Trailing 12 months EBITDA, as adjusted (by including asset related gains)	139,952	132,007
Total net debt to trailing 12 months EBITDA, as adjusted (by including asset related gains)	2.40	2.45

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2015 AND DECEMBER 31, 2014

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$260,050	$287,790
Accounts receivable, net of allowance for doubtful accounts of $1,902 and $1,707, respectively	29,761	33,089
Prepaid expenses and other current assets	22,158	18,762
Total current assets	311,969	339,641
Property and equipment, net	343,429	360,761
Deferred tax assets - noncurrent	48,085	48,963
Deposits and other assets - $380 and $389 restricted, respectively	10,563	12,410
Total assets	$714,046	$761,775

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,752	$13,287
Accrued and other current liabilities	38,214	32,151
Current maturities, capital lease obligations	13,286	14,594
Total current liabilities	68,252	60,032
Senior secured notes including premium of $4,230	—	244,230
Senior secured notes	250,000	—
Senior unsecured notes	200,000	200,000
Capital lease obligations, net of current maturities	118,684	151,944
Other long term liabilities	22,858	21,775
Total liabilities	659,794	677,981
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,194,626 and 46,398,729 shares issued and outstanding, respectively	46	46
Additional paid-in capital	456,016	460,576
Accumulated other comprehensive income — foreign currency translation	(13,858)	(6,462)
Accumulated deficit	(387,952)	(370,366)
Total stockholders’ equity	54,252	83,794
Total liabilities and stockholders’ equity	$714,046	$761,775

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND MARCH 31, 2014

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014
	(Unaudited)	(Unaudited)
Service revenue	$97,242	$92,937
Operating expenses:
Network operations (including $172 and $113 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	41,079	38,836
Selling, general, and administrative (including $2,969 and $1,893 of equity-based compensation expense, respectively)	29,677	26,285
Depreciation and amortization	17,513	17,204
Total operating expenses	88,269	82,325
Gain on capital lease termination	10,110	—
Gains on equipment transactions	1,548	2,295
Loss on debt extinguishment and redemption	(10,144)	—
Operating income	10,487	12,907
Interest income and other, net	97	137
Interest expense	(11,307)	(11,303)
(Loss) income before income taxes	(723)	1,741
Income tax provision	(862)	(1,616)
Net (loss) income	$(1,585)	$125

Comprehensive (loss) income:
Net (loss) income	$(1,585)	$125
Foreign currency translation adjustment	(7,396)	(462)
Comprehensive (loss)	$(8,981)	$(337)

Net (loss) income per common share:
Basic and diluted net (loss) income per common share	$(0.04)	$0.00

Dividends declared per common share	$0.35	$0.39

Weighted-average common shares - basic	45,158,250	46,409,735

Weighted-average common shares - diluted	45,158,250	46,907,360

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND MARCH 31, 2014

(IN THOUSANDS)

	Three months Ended March 31, 2015	Three months Ended March 31, 2014
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(1,585)	$125
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	17,513	17,204
Amortization of debt discount and premium	(164)	1,415
Equity-based compensation expense (net of amounts capitalized)	3,141	2,006
Loss on debt extinguishment and redemption	10,144	—
Gain on capital lease termination	(10,110)	—
(Gains) losses — equipment transactions and other, net	(1,022)	(2,258)
Deferred income taxes	822	1,229
Changes in operating assets and liabilities:
Accounts receivable	2,123	(2,554)
Prepaid expenses and other current assets	(4,550)	(5,143)
Accounts payable, accrued liabilities and other long-term liabilities	2,088	(1,466)
Deposits and other assets	(28)	78
Net cash provided by operating activities	18,372	10,636
Cash flows from investing activities:
Purchases of property and equipment	(12,916)	(15,623)
Proceeds from dispositions of assets	—	27
Net cash used in investing activities	(12,916)	(15,596)
Cash flows from financing activities:
Dividends paid	(16,001)	(18,352)
Purchases of common stock	(8,119)	(14,196)
Net proceeds from issuance of senior secured notes	248,659	—
Redemption of senior secured notes	(251,280)	—
Proceeds from exercises of stock options	130	155
Principal payments of capital lease obligations	(3,650)	(3,379)
Net cash used in financing activities	(30,261)	(35,772)
Effect of exchange rates changes on cash	(2,935)	(387)
Net increase in cash and cash equivalents	(27,740)	(41,119)
Cash and cash equivalents, beginning of period	287,790	304,866
Cash and cash equivalents, end of period	$260,050	$263,747

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2014 and our Form 10-Q for the quarter ended March 31, 2015 filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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